UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 17, 2013
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On July 18, 2013, PPG Industries, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if PPG specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05	Costs Associated With Exit or Disposal Activities.
On July 17, 2013, the Board of Directors of the Company approved a $102 million pre-tax business restructuring program. The approved actions are focused on achieving cost synergies related to the recent North American architectural coatings acquisition, including actions in the acquired business as well as in PPG's legacy architectural business. Additionally, smaller targeted actions were approved for businesses where market conditions remain very challenging, most notably protective and marine coatings and certain European businesses such as architectural coatings and fiber glass. The restructuring actions will impact about 1,200 employees.
A pre-tax charge of $102 million will be recorded in the Company's third quarter 2013 financial results. The charge is comprised of employee severance and other cash costs of approximately $97 million and asset write-offs and other non-cash items of approximately $5 million. Of the approximate $97 million of cash costs, about 55 percent is expected to be spent in 2013, with the remainder spent in 2014. The actions in the restructuring plan are expected to be completed by the end of 2014.
The Company will also incur additional expenses of approximately $5 million that are directly associated with the restructuring actions but, based on U.S. generally accepted accounting principles, these costs will be charged to expense as incurred and therefore are not part of the restructuring charge. The Company expects to incur these additional, related expenses by the end of 2014.
This restructuring initiative is detailed in the Company's July 18, 2013 press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Report

Exhibit Number	Description

99.1	Press release of PPG Industries, Inc. dated July18, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: July 18, 2013	By:	/s/ David B. Navikas
David B. Navikas
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of PPG Industries, Inc. dated July 18, 2013